Exhibit 99.4

Concrete Pumping Holdings, Inc. and Subsidiaries

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

July 31, 2018 and October 31, 2017

	2018	2017
Assets
Current assets:
Cash	$7,408,738	$6,925,042
Trade receivables, net	38,726,639	33,101,052
Inventory	3,924,499	3,009,651
Prepaid expenses and other current assets	4,893,586	3,668,835
Total current assets	54,953,462	46,704,580
Property, plant and equipment, net	197,904,951	175,542,135
Intangible assets, net	38,680,071	42,034,188
Goodwill	75,549,172	73,509,208
Deferred financing costs, net	720,821	1,056,516
Total assets	$367,808,477	$338,846,627
Liabilities and Stockholders’ Equity
Current liabilities:
Revolving loans	$60,694,855	$65,888,871
Current portion of capital lease obligations	134,504	193,039
Accounts payable	5,071,092	7,116,901
Accrued payroll and payroll expenses	6,912,481	6,902,666
Accrued expenses and other current liabilities	17,925,437	14,622,122
Income taxes payable	2,462,663	1,577,923
Total current liabilities	93,201,032	96,301,522
Long term debt, net of discount for deferred financing costs	173,422,613	156,984,830
Deferred consideration	1,667,891	968,783
Capital lease obligations, less current portion	589,426	652,752
Deferred income taxes	38,341,728	50,111,326
Total liabilities	307,222,690	305,019,213
Commitments and contingencies (Note 11)
Redeemable preferred stock, $0.001 par value, 2,342,264, shares authorized, issued and outstanding as of July 31, 2018 and October 31, 2017 (liquidation preference of $10,873,090 and $9,845,139, respectively)	14,671,869	14,671,869
Common Stock, $0.001 par value, 15,000,000 shares authorized, 7,576,289 shares issued and outstanding	7,576	7,576
Additional paid-in capital	18,724,707	18,444,075
Accumulated other comprehensive income	1,865,610	2,381,190
Retained earnings (accumulated deficit)	25,316,025	(1,677,296)
Total stockholders’ equity	45,913,918	19,155,545
Total liabilities and stockholders’ equity	$367,808,477	$338,846,627

See notes to condensed consolidated financial statements.

F-1

Concrete Pumping Holdings, Inc. and Subsidiaries

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Nine Months Ended July 31, 2018 and 2017

	2018	2017

Revenue	$175,854,156	$151,641,656

Cost of operations	98,430,292	88,192,906
Gross profit	77,423,864	63,448,750

General and administrative expenses	42,886,723	39,453,241
Transaction costs	2,520,013	3,977,589
Income from operations	32,017,128	20,017,920

Other income (expense):
Interest expense	(15,689,827)	(17,045,741)
Loss on extinguishment of debt	-	(491,972)
Other income, net	33,610	90,597
Other expense, net	(15,656,217)	(17,447,116)

Income before income taxes	16,360,911	2,570,804

Income (benefit) tax provision	(10,632,410)	2,801,805

Net income (loss)	26,993,321	(231,001)

Net income (loss) attributable to Concrete Pumping
Holdings, Inc. and Subsidiaries	$26,993,321	$(231,001)

Less: Preferred shares dividends	(1,050,005)	(1,411,891)
Less: Undistributed earnings allocated to preferred shares	(6,126,508)	-

Net income (loss) available
to common shareholders	$19,816,808	$(1,642,892)

Weighted average common shares outstanding
Basic	7,576,289	7,576,289
Diluted	8,510,779	7,576,289

Net income (loss) per common share
Basic	$2.62	$(0.22)
Diluted	$2.33	$(0.22)

See notes to condensed consolidated financial statements.

F-2

Concrete Pumping Holdings, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Comprehensive Income

For the Nine Months Ended July 31, 2018 and 2017

	2018	2017
Net income (loss)	$26,993,321	$(231,001)
Other comprehensive income:
Foreign currency translation adjustment	(515,580)	2,355,964
Total comprehensive income	$26,477,741	$2,124,963

See notes to condensed consolidated financial statements.

F-3

Concrete Pumping Holdings, Inc. and Subsidiaries

(Unaudited) Condensed Consolidated Statements of Changes in the

stockholders’ Equity

For the Nine Months Ended July 31, 2018 and the year ended October 31, 2017

	Common Stock	Additional Paid-In Capital	Accumulated Other Comprehensive Income	Retained Earnings (Accumulated Deficit)	Stockholders’ Equity
Balance, October 31, 2016	$7,576	$18,768,375	$—	$3,139,315	$21,915,266
Stock-based compensation	—	362,345	—	—	362,345
Repurchase of stock options	—	(686,645)	—	—	(686,645)
Purchased for retirement, not re-issuable	—	—	—	(889,825)	(889,825)
Preferred stock dividend	—	—	—	(4,840,065)	(4,840,065)
Net income	—	—	—	913,279	913,279
Foreign currency translation adjustment	—	—	2,381,190	—	2,381,190
Balance, October 31, 2017	$7,576	$18,444,075	$2,381,190	$(1,677,296)	$19,155,545
Stock-based compensation	—	280,632	—	—	280,632
Net income	—	—	—	26,993,321	26,993,321
Foreign currency translation adjustment	—	—	(515,580)	—	(515,580)
Balance, July 31, 2018	$7,576	$18,724,707	$1,865,610	$25,316,025	$45,913,918

See notes to condensed consolidated financial statements.

F-4

Concrete Pumping Holdings, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statement of Cash Flows

For the Nine Months Ended July 31, 2018 and 2017

	2018	2017
Cash flows from operating activities:
Net income (loss)	$26,993,321	$(231,001)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	12,955,480	15,022,628
Deferred income taxes	(11,722,078)	(1,162,953)
Amortization of deferred financing costs	1,233,370	980,887
Amortization of debt premium	32,558	750,575
Amortization of intangible assets	5,719,889	5,633,877
Stock-based compensation	280,632	258,112
Loss on debt extinguishment	—	258,420
Gain on the sale of property, plant and equipment	(2,264,132)	(425,074)
Changes in fair value of contingent consideration	733,482	—
Changes in operating assets and liabilites, net of business acquired:
Trade receivables, net	(5,750,696)	1,496,400
Inventory	(844,682)	(338,433)
Prepaid expenses and other current assets	(2,074,693)	(252,421)
Income taxes receivable/payable, net	863,154	1,771,763
Accounts payable	(2,041,363)	3,670,436
Accrued payroll, accrued expenses and other current liabilities	6,739,266	(9,378,238)
Net cash provided by operating activities	30,853,508	18,054,978
Cash flows from investing activities:
Purchase of property, plant and equipment	(21,106,229)	(9,270,246)
Proceeds from sale of property, plant and equipment	1,910,012	795,380
Business acquired	(21,000,000)	(60,382,441)
Net cash (used in) investing activities	(40,196,217)	(68,857,307)
Cash flows from financing activities:
Premium proceeds on long term debt	600,000	—
Principal proceeds on long term debt	15,000,000	40,400,000
Principal payments of long term debt	—	(6,124,550)
Proceeds on revolving loan, net	129,951,314	29,031,406
Payments on revolving loan, net	(135,086,321)	(7,830,180)
Payments on capital lease obligations	(122,801)	(54,096)
Net cash provided by financing activities	10,342,192	55,422,580
Effect of foreign currency	(515,788)	(1,433,140)
Net increase in cash	$483,695	$3,187,111
Cash:
Beginning of period	$6,925,043	$3,248,520
End of period	$7,408,738	$6,435,631
Supplemental disclosure of non cash investing and financing activity
Equipment purchases included in accrued expenses	$151,541	$860,000
Cash paid for interest	$12,745,146	$10,845,375
Cash paid for income taxes	$119,687	$3,882,303

See notes to condensed consolidated financial statements.

F-5

Concrete Pumping Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Note 1. Organization and Description of Business

Concrete Pumping Holdings, Inc. (CPH, the Company or Parent) was incorporated in the state of Delaware on June 16, 2014. Concrete Pumping Intermediate Holdings, LLC (CPIH) was formed on June 16, 2014, as a Delaware limited liability company to acquire, through the creation of BB Merger Sub, Inc. (BBMI) and EP Merger Sub, Inc. (EPMI), all outstanding stock of Brundage-Bone Concrete Pumping, Inc. (BBCPI or Brundage-Bone) and Eco-Pan, Inc. (EP or Eco-Pan) on August 18, 2014 (the Merger). BBMI and EPMI were formed on July 23, 2014, as Colorado corporations and wholly-owned subsidiaries of CPIH to merge with and into Brundage-Bone and Eco-Pan, respectively, with Brundage-Bone and Eco-Pan, respectively, being the surviving corporations. Concrete Pumping Property Holdings, LLC (PropCo), a wholly-owned subsidiary of CPH, was incorporated in the state of Delaware on July 14, 2014, to hold certain real property that is leased to Brundage-Bone. CPH, CPIH, BBMI and EPMI commenced operations on August 18, 2014. The equity sponsor of the Parent is Peninsula Pacific Strategic Partners, LLC (the Sponsor).

Brundage-Bone was incorporated in the state of Colorado on October 31, 2011. Brundage-Bone and its subsidiaries provide concrete pumping services in the United States. Brundage-Bone’s core business is the rental of concrete pumping equipment to general contractors and concrete finishing companies. Eco-Pan was incorporated in the state of Colorado on April 4, 2003. Eco-Pan provides industrial cleanup and containment services, primarily to customers in the construction industry.

In November 2016, Brundage-Bone entered into two share purchase agreements to acquire two concrete pumping companies based in the United Kingdom (UK) (collectively, Camfaud): Camfaud Concrete Pumps Limited and Premier Concrete Pumping Limited, which each also owned 50 percent of the stock of South Coast Concrete Pumping Limited. In connection with the transactions, a new entity, Oxford Pumping Holdings Ltd. (Oxford), was created as a wholly-owned subsidiary of Brundage-Bone to serve as a UK-based holding company. In July 2017, Camfaud acquired Reilly Concrete Pumping Limited (Reilly), another UK-based concrete pumping company. As a result of these transactions, the UK based Companies collectively make up Camfaud. Refer to Note 3 for discussion of the acquisitions.

The Company prepared the condensed consolidated financial statements included herein, without audit, pursuant to the rules and regulations of the United States Securities and Exchange Commission (SEC). The information furnished in the condensed consolidated financial statements includes normal recurring adjustments and reflects all adjustments, which are, in the opinion of management, necessary for a fair presentation of the results of operations and statements of financial position for the interim periods presented. Certain information and footnote disclosures normally included in the consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) have been condensed or omitted pursuant to such rules and regulations. We believe the disclosures are adequate to make the information presented not misleading when read in conjunction with our fiscal 2017 consolidated financial statements and the notes thereto.

Note 2. Summary of Significant Accounting Policies

Basis of presentation:   The Company follows accounting standards established by the Financial Accounting Standards Board (FASB) to ensure consistent reporting of financial condition, results of operations, and cash flows. References to generally accepted accounting principles (U.S. GAAP) in these footnotes are to the FASB Accounting Standards Codification (ASC or the Codification).

Principles of consolidation:   These financial statements present the consolidated financial position of CPH and its wholly-owned subsidiaries, Brundage-Bone, Eco-Pan, CPIH, PropCo and Camfaud (collectively, the Company) as of July 31, 2018 and October 31, 2017, and the results of operations, statement of stockholders equity and cash flows for the nine months ended July 31, 2018 and 2017. All significant intercompany accounts and transactions have been eliminated in consolidation.

F-6

Concrete Pumping Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Note 2. Summary of Significant Accounting Policies – (Continued)

Use of estimates:   The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include accrued sales and use taxes, the liability for incurred but unreported claims under various partially self-insured polices, allowance for doubtful accounts, goodwill impairment analysis, valuation of share based compensation and accounting for business combinations. Actual results may differ from those estimates, and such differences may be material to the Company’s consolidated financial statements.

Cash:   Cash includes time deposits and certificates of deposit with original maturities of three months or less.

Trade receivables:    Trade receivables are carried at the original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts. Generally, the Company does not require collateral for their accounts receivable; however, the Company may file statutory liens or take other appropriate legal action when necessary on construction projects when problems arise. A trade receivable is considered to be past due if any portion of the receivable balance is outstanding for more than 30 days. The Company does not charge interest on past due trade receivables.

Management determines the allowance for doubtful accounts by identifying troubled accounts and by using historical experience applied to an aging of accounts. The allowance for doubtful accounts was $607,197 and $601,760 as of July 31, 2018 and October 31, 2017, respectively. Trade receivables are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received.

Inventory:    Inventory consists primarily of replacement parts for concrete pumping equipment. Inventories are stated at the lower of cost (first-in, first-out method) or market. The Company evaluates inventory and records an allowance for obsolete and slow-moving inventory to account for cost adjustments to market. Based on management’s analysis, no allowance for obsolete and slow-moving inventory was required as of July 31, 2018 and October 31, 2017.

Fair Value Measurements:    The FASB’s standard on fair value measurements establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

This standard establishes three levels of inputs that may be used to measure fair value:

Level 1 — Quoted prices in active markets for identical assets or liabilities.

Level 2 — Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities.

Level 3 — Unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

Deferred financing costs:   The Company incurred closing costs of  $12,887,000 during the Merger related to obtaining loan financing. In conjunction with the Senior Note Exchange (Note 7) that occurred in September 2017, Brundage-Bone incurred $585,634 related to obtaining financing through additional term notes and $240,250 related to the US Revolver. In connection with the Company’s acquisition of Camfaud, costs of  $625,480 were incurred by Camfaud related to the UK Revolver. Deferred financing costs related to the revolver are classified as assets and amortized on a straight-line basis over the term of the revolver, while deferred financing costs related to the term debt are shown as a direct deduction from the carrying amount of the liability and amortized over the terms of the related debt instruments under the effective interest method. Accumulated amortization related to the US Revolver fees as of July 31, 2018 and October 31, 2017, was $1,049,429 and $678,528, respectively. Accumulated amortization related to the UK Revolver fees as of July 31, 2018 and October 31, 2017, was $271,324 and $210,699, respectively. See Note 7 for discussion of the term debt financing fees.

F-7

Concrete Pumping Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Note 2. Summary of Significant Accounting Policies – (Continued)

Goodwill:    The Company accounts for goodwill under ASC 350, Intangibles — Goodwill and Other. The Company’s goodwill was recorded as a result of the Company’s business combinations. The Company has recorded these business combinations using the acquisition method of accounting. The Company tests its recorded goodwill for impairment on an annual basis on August 31, or more often if qualitative or quantitative indicators of potential exist, using either a qualitative or quantitative assessment. If a qualitative assessment indicates it is more likely than not that goodwill is impaired, a quantitative assessment is performed by determining if the carrying value of each reporting unit exceeds its estimated fair value. Factors that could trigger an interim impairment test include, but are not limited to, underperformance relative to historical or projected future operating results, significant changes in the manner of use of the acquired assets or the Company’s overall business, or significant negative industry or economic trends. Management has determined that the Company has 4 reporting units for the purposes of testing goodwill for impairment.

The Company determined that no impairment of goodwill existed as of the last testing date and there were no indicators that would require the management to reassess the impairment analysis of goodwill as of July 31, 2018. Future impairment reviews may require write-downs in the Company’s goodwill and could have a material adverse impact on the Company’s operating results for the periods in which such write-downs occur.

Long-lived assets:    ASC 360 requires other long-lived assets to be evaluated for impairment when indicators of impairment are present. If indicators are present, assets are grouped to the lowest level for which identifiable cash flows are largely independent of other asset groups and cash flows are estimated for each asset group over the remaining estimated life of each asset group. If the undiscounted cash flows estimated to be generated by those assets are less than the asset’s carrying amount, impairment is recognized in the amount of excess of the carrying value over the fair value. No indicators of impairment were identified as of July 31, 2018. Intangible assets with finite lives are being amortized on a straight-line basis, except for customer relationships, over their estimated useful lives. The customer relationships are being amortized on an accelerated basis over their estimated useful lives.

Property, plant and equipment:   Property, plant and equipment are recorded at cost. Expenditures for additions and betterments are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred; however, maintenance and repairs that improve or extend the life of existing assets are capitalized. The carrying amount of assets disposed of and the related accumulated depreciation are eliminated from the accounts in the year of disposal. Gains or losses from property and equipment disposals are recognized in the year of disposal. Property, plant and equipment is depreciated using the straight line method over the following estimated useful lives:

Buildings and improvements	15 to 40 years
Capital lease assets – buildings	40 years
Furniture and office equipment	2 to 7 years
Machinery and equipment	3 to 25 years
Transportation equipment	3 to 7 years

Capital lease assets are being depreciated over the estimated useful life of the asset (see Note 11). Capital lease amortization is included in total depreciation expense for the nine months ended July 31, 2018 and 2017, respectively.

F-8

Concrete Pumping Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Note 2. Summary of Significant Accounting Policies – (Continued)

Revenue recognition:   The Company generates revenues primarily from concrete pumping services in both the United States and the United Kingdom. Additionally, revenues are generated from the Company’s waste management business which consists of service fees charged to customers for the delivery of our pans and containers and the disposal of the concrete waste material.

The Company recognizes revenue from these businesses when all of the following criteria are met: (a) persuasive evidence of an arrangement exists, (b) the service has been performed or delivery has occurred, (c) the price is fixed or determinable, and (d) collectability is reasonably assured. The Company’s delivery terms for replacement part sales are FOB shipping point.

The Company imposes and collects sales taxes concurrent with our revenue-producing transactions with customers and remit those taxes to the various governmental authorities as prescribed by the taxing jurisdictions in which we operate. We present such taxes in our consolidated statements of income on a net basis.

Stock-based compensation:   The Company follows ASC 718, Compensation — Stock Compensation (ASC 718), which requires the measurement and recognition of compensation expense, based on estimated fair values, for all share-based awards made to employees and directors. The value of the vested portion of the award is recognized as expense in the Company’s consolidated statements of income over the requisite service periods. Compensation expense for all share-based awards is recognized using the straight-line method. The Company accounts for forfeitures as they occur in accordance with the early adoption of Accounting Standards Update (ASU) No. 2016-09, Compensation — Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting.

Earnings per share: The Company calculates earnings per share in accordance with ASC 260, Earnings per Share. The two-class method of computing earnings per share is required for entities that have participating securities. The two-class method is an earnings allocation formula that determines earnings per share for participating securities according to dividends declared (or accumulated) and participation rights in undistributed earnings. The Company has two classes of stock: (1) Common Stock and (2) Participating Preferred Stock (“Preferred Stock”).

Basic earnings (loss) per common share is calculated by dividing net income (loss) attributable to common shareholders by the weighted average number of shares of Common Stock outstanding each period. Diluted earnings (loss) per common share is based on the weighted average number of shares outstanding during the period plus the common stock equivalents which would arise from the exercise of stock options outstanding using the treasury stock method and the average market price per share during the period. Common stock equivalents are not included in the diluted earnings (loss) per share calculation when their effect is antidilutive. An anti-dilutive impact is an increase in earnings per share or a reduction in net loss per share resulting from the conversion, exercise, or contingent issuance of certain securities.

Foreign currency translation:    The functional currency of Camfaud is the Pound Sterling (GBP). The assets and liabilities of the foreign subsidiaries are translated into US dollars using the year end exchange rates, and the consolidated statements of income are translated at the average rate for the year. The resulting translation adjustments are recorded as a component of comprehensive income on the consolidated statements of comprehensive income and accumulated in other comprehensive income. The functional currency of our other subsidiaries is the US Dollar.

Income taxes:   The Company complies with ASC Topic 740, Income Taxes, which requires a liability approach to financial reporting for income taxes. The Company computes deferred income tax assets and liabilities annually for differences between the financial statements and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense includes both the current income taxes payable or refundable and the change during the period in the deferred tax assets and liabilities.

The tax benefit from an uncertain tax position is only recognized in the consolidated balance sheets if the tax position is more likely than not to be sustained upon an examination. CPIH and PropCo are no longer subject to US federal, state and local income tax examinations by tax authorities for years before 2014. Interest and penalties related to income taxes are included in the income tax provision, if any.

Camfaud files income tax returns in the UK. Camfaud’s national statutes are generally open for one year following the statutory filing period.

Business combinations:    The Company applies the principles provided in ASC 805, Business Combinations, when a business is acquired. Tangible and intangible assets acquired and liabilities assumed are recorded at fair value and goodwill is recognized for any differences between the price of the acquisition and the fair value determination. The Company estimates all purchase costs and other related transactions on the acquisition date. Transaction costs for the acquisitions are expensed as incurred in accordance with ASC 805.

F-9

Concrete Pumping Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Note 2. Summary of Significant Accounting Policies – (Continued)

Seasonality:    The Company’s sales are historically seasonal, with lower revenue in the first quarter and higher revenue in the fourth quarter of each year. Such seasonality also causes the Company’s working capital cash flow requirements to vary from quarter to quarter primarily depending on the variability of weather patterns with the Company generally having lower sales volume during the winter and spring months.

Vendor concentration:    As of July 31, 2018 and 2017 there were three significant vendors that the Company relies upon to purchase concrete pumping boom equipment. These vendors provided sales of concrete pumping boom equipment that can be replaced with alternate vendors should the need arise.

Concentration of credit risk:    Cash balances held at financial institutions may, at times, be in excess of federally insured limits. It is management’s belief that the Company places their temporary cash balances in high-credit quality financial institutions.

The Company’s customer base is dispersed across the United States and United Kingdom. The Company performs ongoing evaluations of their customers’ financial condition and requires no collateral to support credit sales. During the nine months ended July 31, 2018 and 2017, no customer represented 10 percent or more of sales or trade receivables.

Recently issued accounting pronouncements not yet effective:   In January 2017, the FASB issued ASU No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business, which provides guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. ASU 2017-01 requires entities to use a screen test to determine when an integrated set of assets and activities is not a business or if the integrated set of assets and activities needs to be further evaluated against the framework. ASU 2017-01 will be effective for the Company beginning on November 1, 2019. The Company is currently evaluating the impact of the pending adoption of the new standard on the consolidated financial statements. on the consolidated financial statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). The guidance in this ASU supersedes the leasing guidance in Topic 840, Leases. Under the new guidance, lessees are required to recognize lease assets and lease liabilities on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The new standard is effective for fiscal years beginning after December 15, 2019, and interim periods after December 15, 2020. Initially the modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available.

In July 2018, the FASB issued ASU No. 2018-11, Leases Topic 842: Targeted Improvements, wherein the Board decided to provide another transition method in addition to the existing transition method by allowing entities to initially apply the new leases standard at the adoption date (such as January 1, 2019, for calendar year-end public business entities, and January 1, 2020 for the Company) and recognize a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption consistent with preparers’ requests. The Company is currently evaluating the impact of the pending adoption of the new standard on the consolidated financial statements.

In November 2015, the FASB issued ASU No. 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes. This ASU simplifies the presentation of deferred income taxes by eliminating the requirement for entities to separate deferred tax liabilities and assets into current and noncurrent amounts in classified balance sheets. Instead, it requires deferred tax assets and liabilities be classified as noncurrent in the balance sheet. ASU 2015-17 is effective for financial statements issued for annual periods beginning after December 15, 2017. Early adoption is permitted, and this ASU may be applied either prospectively to all deferred tax liabilities and assets or retrospectively to all periods presented. The adoption of this standard is not expected to have a material impact on the Company’s consolidated financial statements. Upon adoption of this standard on a retrospective basis, all deferred income tax assets and liabilities will be presented as noncurrent. The Company adopted this ASU effective November 1, 2016, which has been applied on a retrospective basis, and all deferred income tax assets and liabilities have been presented as noncurrent.

F-10

Concrete Pumping Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Note 2. Summary of Significant Accounting Policies – (Continued)

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), requiring an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The updated standard will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective and permits the use of either a full retrospective or retrospective with cumulative effect transition method. In August 2015, the FASB issued ASU No. 2015-14 which defers the effective date of ASU 2014-09 one year making it effective for annual reporting periods beginning after December 15, 2018. The Company has not yet selected a transition method and is currently evaluating the effect that the standard will have on the consolidated financial statements.

Subsequent events:    The Company has evaluated subsequent events through October 19, 2018, the date the consolidated financial statements were available for issuance, and has determined that no such matters require disclosure except as disclosed in the Merger Agreement signed between the Company and Industrea Acquisition Corporation effective September 7, 2018. Therein it is disclosed that the Company had entered into a Merger Agreement. The transactions set forth in the Merger Agreement will result in a Business Combination involving the Company wherein the Company will be acquired by Industrea Acquisition Corporation. Under the Merger Agreement, Industrea Acquisition Corp. will acquire the Company for aggregate consideration of  $610.0 million.

Note 3. Business Combinations

O’Brien Companies:   In April 2018, Brundage — Bone entered into an asset purchase agreement to acquire substantially all assets of Richard O’Brien Companies, Inc., O’Brien Concrete Pumping-Arizona, Inc., O’Brien Concrete Pumping-Colorado, Inc. and O’Brien Concrete Pumping, LLC (collectively, the O’Brien Companies) for cash.

This acquisition qualifies as a business combination under ASC 805. Accordingly, the Company will record all assets acquired and liabilities assumed at their acquisition-date fair values, with any excess recognized as goodwill. Goodwill represents expected synergies from combining operations and the assembled workforce. Goodwill is not amortized for book purposes but is expected to be deductible for tax purposes. The acquisition was part of the Company’s strategic plan to expand their presence in the Colorado and Arizona markets.

The following table represents the preliminary allocation of consideration to the assets acquired and liabilities assumed at their estimated acquisition-date fair values:

Consideration paid:
Cash, net of cash acquired	$21,000,000
Total consideration paid	$21,000,000
Net assets acquired:
Inventory	$85,000
Property, plant and equipment	16,218,000
Intangible assets	2,458,317
Total net assets acquired	18,761,317
Goodwill	$2,238,683

F-11

Concrete Pumping Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Note 3. Business Combinations – (Continued)

Acquisition-related expenses incurred by the Company amounted to $845,659, which have been recognized in the consolidated statements of income for the nine months ended July 31, 2018.

The accounting for the business combination under ASC 805 is not yet complete. The Company is still in the process of determining the fair values of the net assets acquired, mainly the identifiable intangible assets.

Reilly:   In July 2017, Camfaud entered into a share purchase agreement to acquire all outstanding shares of Reilly, a UK based concrete pumping company, in exchange for cash and seller notes.

This acquisition qualifies as a business combination under ASC 805. Accordingly, the Company has recorded all assets acquired and liabilities assumed at their acquisition-date fair values, with any excess recognized as goodwill. Goodwill represents expected synergies from combining operations and assembled workforce. Goodwill is not amortized for book purposes nor is it deductible for tax purposes. The acquisition was part of the Company’s strategic plan to expand Camfaud’s UK footprint.

The following table represents the total consideration transferred and its allocation to the assets acquired and liabilities assumed at their acquisition-date fair values:

Consideration paid:
Cash, net of cash acquired	$11,267,729
Debt issued to sellers	1,941,150
Total consideration paid	$13,208,879
Net assets acquired:
Accounts receivable	$1,624,598
Inventory	178,432
Prepaid expenses and other current assets	223,619
Property, plant and equipment	9,194,329
Intangible assets	1,194,454
Accounts payable	(533,129)
Accrued expenses and other current liabilities	(971,005)
Deferred tax liabilities	(879,069)
Total net assets acquired	10,032,229
Goodwill	$3,176,650

Identifiable intangible assets acquired consist of customer relationships of  $552,581 and a trade name of  $641,873. The customer relationships were valued using the multi-period excess earnings method. The Company determined the useful life of the customer relationships to be 15 years. The trade name was valued using the relief-from-royalty method. The Company determined the useful life of the trade name to be 10 years.

The Company also entered into loans with the former owners that are discussed in Note 7.

Acquisition-related expenses incurred by the Company amounted to $594,039, of which $0 and $473,280, respectively were included in transaction costs in the in the consolidated statements of income for the nine months ended July 31, 2018 and 2017 respectively.

Camfaud:   In November 2016, Camfaud acquired two concrete pumping companies based in the UK.

F-12

Concrete Pumping Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Note 3. Business Combinations – (Continued)

This acquisition qualifies as a business combination under ASC 805. Accordingly, the Company has recorded all assets acquired and liabilities assumed at their acquisition-date fair values, with any excess recognized as goodwill. Goodwill represents expected synergies from combining operations and the assembled workforce. Goodwill is not amortized for book purposes nor is it deductible for tax purposes. The acquisition was part of the Company’s strategic plan to broaden their global presence. The acquisition was financed through additional Senior Secured Notes, a revolving loan and the seller notes.

The following table represents the total consideration transferred and its allocation to the assets acquired and liabilities assumed at their acquisition-date fair values:

Consideration paid:
Cash, net of cash acquired	$49,159,520
Debt issued to sellers	6,221,000
Contingent consideration	908,266
Total consideration paid	$56,288,786
Net assets acquired:
Accounts receivable	$6,344,614
Inventory	564,833
Prepaid expenses and other current assets	726,679
Property, plant and equipment	25,641,272
Intangible assets	18,574,662
Accounts payable	(1,579,842)
Accrued expenses and other current liabilities	(3,291,260)
Capital lease obligation	(183,405)
Deferred tax liabilities	(5,369,822)
Total net assets acquired	41,427,731
Goodwill	$14,861,055

The contingent consideration is based on average EBITDA over the 3-year period following the acquisition date and has a maximum payout of approximately $3,100,000. The Company has recorded the contingent consideration initially at fair value based on a probability-weighted approach, discounted to present value at an annual rate of 7.5 percent. The contingent consideration is presented as deferred consideration in the accompanying consolidated balance sheets and will be adjusted to fair value each reporting period until the contingency is resolved. A fair value adjustment of  $709,182 was necessary as of July 31, 2018 and was recorded as an increase in deferred consideration in the consolidated balance sheet totalling $1,667,891 as of the nine months ended July 31, 2018 and a corresponding expense was recorded in general and administrative expense. No fair value adjustment was required as of October 31, 2017.

Identifiable intangible assets acquired consist of customer relationships of  $15,933,225 and trade names of  $2,641,437. The customer relationships were valued using the multi-period excess earnings method. The Company determined the useful life of the customer relationships to be 15 years. The trade name was valued using the relief-from-royalty method. The Company determined the useful life of the trade names to be 10 years.

The Company also entered into loans with the former owners that are discussed in Note 7.

F-13

Concrete Pumping Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Note 3. Business Combinations – (Continued)

Total acquisition-related expenses incurred by the Company amounted to $6,608,456, of which $3,566,407 has been recognized in the consolidated statements of income for the nine months ended July 31, 2017.

Note 4. Fair Value Measurement

The carrying amounts of the Company’s cash, accounts receivable, accounts payable and current accrued liabilities approximate their fair value as recorded due to the short-term maturity of these instruments, which approximates fair value. The Company’s outstanding obligations on its revolving line of credit and UK revolver are deemed to be at fair value as the interest rates on these debt obligations are variable and consistent with prevailing rates. The Company believes the carry value of our capital lease obligations represents fair value

The Company’s long-term debt instruments are recorded at their carrying values in the consolidated balance sheets, which may differ from their respective fair values. The fair value amount of the long-term debt instruments are derived from observable inputs other than level 1 prices. The fair value amounts are derived from observable inputs at level 2 prices. The fair value amount of the Long-term debt instruments at July 31, 2018 is presented in the table below based on the prevailing interest rates and trading activity of the Notes.

	2018
	Carrying Value	Fair Value
Senior secured notes	$167,553,001	$178,025,063
Seller notes	8,536,450	8,536,450
Capital lease obligations	723,930	723,930

In connection with the acquisition of Camfaud, shareholders were eligible to receive earnout payments of up to $3,100,000 if certain Earnings before interest, taxes, depreciation, and amortization (EBITDA) targets were met (Note 3).

As a result, the Company estimated the fair value of the contingent earnout liability based on its probability assessment of Camfaud’s EBITDA achievements during the 3 year earnout period. In developing these estimates, the Company considered its revenue and EBITDA projections, its historical results, and general macro-economic environment and industry trends. This fair value measurement was based on significant revenue and EBITDA inputs not observed in the market, which represents a Level 3 measurement. Level 3 instruments are valued based on unobservable inputs that are supported by little or no market activity and reflect the Company’s own assumptions in measuring fair value.

In accordance with the FASB’s standard on business combinations, the Company reviewed the contingent earnout liability on a quarterly basis in order to determine its fair value. Changes in the fair value of the liability are recorded within operating expenses in the period in which the change was made.

The following table represents a reconciliation of the change in the fair value measurement of the contingent earnout liability for the nine months ended July 31, 2018:

2018
Beginning balance	968,783
Change in fair value of contingent earnout liability included in operating expenses	709,182
Change fair value due to foreign currency	(10,074)
Ending balance	1,667,891

F-14

Concrete Pumping Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Note 4. Fair Value Measurement – (Continued)

The Company’s non-financial assets, which primarily consist of property and equipment, goodwill and other intangible assets, are not required to be carried at fair value on a recurring basis and are reported at carrying value. However, on a periodic basis or whenever events or changes in circumstances indicate that their carrying value may not be fully recoverable (and at least annually for goodwill, non-financial instruments are assessed for impairment and, if applicable, written down to and recorded at fair value. No adjustments were made to the carrying value of any such assets due to lack of recoverability or impairment as of July 31, 2018 and October 31, 2017.

Note 5. Property, Plant and Equipment

The significant components of property, plant and equipment as of July 31, 2018 and October 31, 2017, respectively, are as follows:

	2018	2017
Land, building and improvements	$21,396,973	$21,986,324
Capital leases – land and buildings	909,250	909,250
Machinery and equipment	252,248,308	199,185,640
Transportation equipment	3,433,477	2,961,147
Furniture and office equipment	1,467,690	888,504
	279,455,698	225,930,865
Less accumulated depreciation	(81,550,747)	(50,388,730)
Property, plant and equipment, net	$197,904,951	$175,542,135

Depreciation expense for the nine months ended July 31, 2018 and 2017, was $12,955,480 and $15,022,628, respectively, of which $11,936,976 and $14,544,957, respectively, was included in cost of operations and $1,018,505 and $477,671, respectively, was included in general and administrative expenses.

Note 6. Goodwill and Intangible Assets

The Company recognized goodwill and certain intangible assets in connection with Business Combinations (Note 3). Goodwill is not amortized for book purposes.

The following table details the changes in goodwill as of July 31, 2018 and October 31, 2017:

Balance, November 1, 2016	$54,400,319
Goodwill acquired in 2017 acquisitions	18,037,705
Change in foreign currency rates	1,071,184
Balance, October 31, 2017	$73,509,208
Balance, November 1, 2017	$73,509,208
Acquisition of O’Brien Companies	2,238,683
Change in foreign currency rates	(198,719)
Balance, July 31, 2018	$75,549,172

F-15

Concrete Pumping Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Note 6. Goodwill and Intangible Assets – (Continued)

Intangible assets are amortized over their useful lives on a straight-line basis, except for the customer relationships and the Camfaud trade names. The customer relationships and the Camfaud trade names are amortized using the free cash flow method. The following table summarizes the Company’s intangible assets as of July 31, 2018 and October 31, 2017:

	2018			2017
	Gross Carrying Value	Accumulated Amortization	Net Carrying Amount	Gross Carrying Value	Accumulated Amortization	Net Carrying Amount
Customer relationship	$47,379,672	$(21,366,654)	$26,013,018	$45,521,514	$(16,770,766)	$28,750,748
Trade name	15,918,692	(3,285,569)	12,633,123	15,546,675	(2,401,152)	13,145,523
Noncompete agreements	503,236	(469,306)	33,930	485,000	(347,083)	137,917
	$63,801,600	$(25,121,529)	$38,680,071	$61,553,189	$(19,519,001)	$42,034,188

Amortization expense recognized by the Company related to intangible assets was $5,719,889 and $5,633,877 for the nine months ended July 31, 2018 and 2017, respectively. The estimated aggregate amortization expense for intangible assets over the next five fiscal years ending October 31 and thereafter is as follows:

Years ending October 31:
2018	$1,927,768
2019	6,643,211
2020	5,493,193
2021	3,908,148
2022	3,348,425
Thereafter	17,359,326
$38,680,071

Note 7. Long Term Debt and Revolving Lines of Credit

Revolving line of credit:   The Company has a revolving loan agreement (the Revolver) with a bank. As of July 31, 2018, the maximum borrowing capacity was $65,000,000. The Revolver bears interest at the LIBOR rate plus an applicable margin. As of July 31, 2018, the applicable margin resets quarterly and is (a) 2.00 percent, (b) 2.25 percent or (c) 2.50 percent if the quarterly average excess availability is (a) at least 66.67 percent, (b) less than 66.67 percent and at least 33.33 percent and (c) less than 33.33 percent, respectively. Interest is due monthly and the outstanding principal balance is due upon maturity. The Revolver is secured by substantially all assets of the Company and requires that the Company maintains a minimum fixed charge coverage ratio. The Company is in compliance with the minimum fixed charge coverage ratio as of July 31, 2018 and October 31, 2017. The outstanding balance of the Revolver as of July 31, 2018 and October 31, 2017, was $44,364,006 and $44,597,240, respectively.

UK Revolver:   In connection with the acquisition of Camfaud in November 2016 (see Note 3), Camfaud entered into a revolving loan agreement (the UK Revolver) with a maximum borrowing capacity of approximately $28,000,000. The UK Revolver bears interest at the LIBOR rate plus 2 percent which gave an effective rate of 4.35% at July 31, 2018 and expires in November 2019. The UK Revolver is secured by substantially all assets of the Oxford Group. The outstanding balance of the UK Revolver as of July 31, 2018 and October 31, 2017, was $16,330,849 and $21,291,631, respectively.

F-16

Concrete Pumping Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Note 7. Long Term Debt and Revolving Lines of Credit – (Continued)

Senior secured notes:   To finance the Merger on August 18, 2014, the Company issued senior secured notes through a high-yield bond offering under SEC Rule 144A (Senior Notes). The offering raised $140,000,000 of proceeds for the Company. The Senior Notes mature on September 1, 2021, and bear interest at 10.375 percent per annum. Interest payments are due every March 1 and September 1 commencing March 1, 2015. Principal is due upon maturity. The Senior Notes are secured by substantially all assets of the Company and contain various non-financial covenants.

In conjunction with the acquisition of Camfaud (Note 3), in November 2016, the Company issued additional senior secured notes of  $40,000,000 as an incremental borrowing with the same terms and form as the original Senior Notes.

In March 2017, the Company repurchased and retired approximately $3,000,000 of outstanding Senior Notes for a purchase price of approximately $3,090,000 plus accrued interest of approximately $5,000. In May 2017, the Company repurchased and retired approximately $2,807,000 of outstanding Senior Notes for a purchase price of approximately $2,975,000 plus immaterial accrued interest. In September 2017, the Company repurchased and retired approximately $3,000,000 of outstanding Senior Notes for a purchase price of approximately $3,045,000 plus immaterial accrued interest.

As a result of these repurchases, the Company recognized a loss of  $491,972 for the nine months ended July 31, 2017 for the difference between the carrying amount of the Senior Notes, plus accrued interest, and the repurchase price, which is included in the accompanying consolidated statements of income.

In May 2017, the Company repurchased and retired approximately $2,807,000 of outstanding Senior Notes for a purchase price of approximately $2,975,000 plus an immaterial amount of accrued interest. In September 2017, the Company repurchased and retired approximately $3,000,000 of outstanding Senior Notes for a purchase price of approximately $3,045,000 plus an immaterial amount of accrued interest.

On August 24, 2017, the Company issued a Notice of Early Tender to exchange their Senior Notes for newly issued senior secured notes (New Senior Notes). Substantially all investors exchanged their outstanding notes (the Senior Note Exchange), which settled in September 2017. The outstanding balance of Senior Notes that did not participate in the exchange was $1,266,000. The New Senior Notes bear interest at 10.375 percent per annum and mature on September 1, 2023. The Company will make interest payments on March 1 and September 1 of each year.

In conjunction with the acquisition of the O’Brien Companies (Note 3), in April 2018, the Company issued additional New Senior Notes with a principal amount of  $15,000,000 at a 104 percent premium for a total purchase price of  $15,600,000. The $600,000 has been recorded by the Company as a debt premium and will be amortized over the life of the New Senior Notes using the effective interest method.

The outstanding balance of the original Senior Notes as of July 31, 2018 and October 31, 2017, was $1,266,000, respectively. The outstanding balance of the New Senior Notes as of July 31, 2018 and October 31, 2017, was $166,287,000 and $151,287,000.

Unsecured note:   To finance the Merger, on August 18, 2014, the Company entered into a $30,000,000 loan agreement with one of its shareholders. The note matures on February 18, 2022, and bears interest at 12 percent per annum. Interest payments are due quarterly on February 18, May 18, August 18 and November 18 every year. Principal, along with any accrued and unpaid interest, is due upon maturity. The Company may elect to have the interest paid-in kind (PIK). If the Company elects to pay PIK interest, the accrued interest will be added to the outstanding balance of the note and payable upon maturity. As of July 31, 2018, all interest associated with the PIK has been paid by the Company. The unsecured notes contain various non-financial covenants.

F-17

Concrete Pumping Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Note 7. Long Term Debt and Revolving Lines of Credit – (Continued)

As part of the unsecured note, the Company issued 1,000,000 shares of common stock to the lender. As such, the proceeds of the unsecured note have been allocated to the debt and common stock based on their relative fair values. The amount allocated to common stock was $2,478,602, which was recorded as a discount on the debt. The discount is amortized to interest expense over the remaining life of the loan using the effective interest method.

In connection with the Senior Note Exchange on September 8, 2017, the Company repaid the unsecured note, including accrued interest of  $210,000. Upon extinguishment, the Company incurred a prepayment penalty fee of  $1,440,000.

The Company also wrote off the remaining unamortized discount of  $1,473,392 and wrote-off $1,712,194 of unamortized loan fees, including accumulated amortization of  $1,088,806, upon extinguishment.

Seller notes:   In connection with the acquisitions of Camfaud and Reilly in November 2016 and July 2017 (see Note 3), respectively, the Company entered into loan agreements with the former owners of Camfaud and Reilly for an aggregate amount of  $6,221,000 and $1,941,150, respectively (collectively, the Seller Notes). The Camfaud Note bears interest at 5 percent per annum and all principal plus accrued interest are due upon the earlier of; (1) six months after the UK Revolver is repaid in full, (2) 42 months after the acquisition date (May 2020) or (3) the date on which the Company suffers an insolvency event. The Reilly Note bears interest at 5 percent per annum and all principal plus accrued interest are due three years after the acquisition date (July 2020). The Seller Notes are unsecured.

The following is a summary of the Company’s long-term debt as of July 31, 2018 and October 31, 2017:

	2018	2017
Senior secured notes	$167,553,001	$152,553,000
Seller notes payable	8,536,450	8,626,150
	176,089,451	161,179,150
Plus unamortized premium on debt	567,441	327,473
Less unamortized deferred financing costs	(3,234,279)	(4,521,793)
Total long term debt	$173,422,613	$156,984,830

Future maturities of long term debt are as follows:

Years ending October 31:
2018	$—
2019	—
2020	8,536,450
2021	1,266,000
2022	—
Thereafter	166,287,001
$176,089,451

F-18

Concrete Pumping Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Note 8. Accrued Payroll and Payroll Expenses

The following table summarizes accrued payroll and expenses as of July 31, 2018 and October 31, 2017:

	2018	2017
Accrued vacation	$3,023,511	$3,041,238
Accrued bonus	2,262,328	2,131,945
Other	1,626,642	1,729,483
Total accrued payroll and payroll expenses	$6,912,481	$6,902,666

Note 9. Accrued Expenses and Other Current Liabilities

The following table summarizes accrued expenses and other current liabilities as of July 31, 2018 and October 31, 2017:

	2018	2017
Accrued insurance	$3,806,300	$3,155,685
Accrued interest	7,466,643	2,890,295
Accrued equipment purchases	151,541	2,172,115
Accrued sales and use tax	3,637,706	2,695,141
Accrued property tax	625,441	750,264
Other	2,237,806	2,958,622
Total accrued expenses and other liabilities	$17,925,437	$14,622,122

Note 10. Income Taxes

The following table summarizes our provision for income taxes and the related effective tax rates for the nine months ended July 31, 2018 and 2017:

	2018	2017
Income before income taxes	$16,360,911	$2,570,804
Income tax (benefit) provision	(10,632,410)	2,801,805

For the nine months ended July 31, 2018 and 2017, the Company recorded a (65)% and 109% effective tax rate.

F-19

Concrete Pumping Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Note 10. Income Taxes – (Continued)

The income tax (benefit) provision differs from the expected tax provision computed by applying the U.S. federal statutory rate to income before taxes as a result of the following:

	2018	2017
Income tax provision per federal statutory rate of 23.2% and 34%	$3,791,249	$874,073
State income tax provision, net of federal deduction	639,160	265,229
Foreign rate differential	(108,550)	(47,578)
Meals and entertainment	155,147	186,101
Transaction costs	224,039	1,306,799
Change in deferred state tax rate	(21,278)	(119,590)
Domestic manufacturing deduction	—	(227,650)
Stock compensation	64,849	87,758
Contingent consideration fair value adjustment	164,336	—
Nontaxable interest income net of foreign income inclusions	(567,108)	(86,601)
Foreign tax credit	(32,563)	(79,791)
Deferred tax on undistributed foreign earnings	(485,084)	354,339
Impact of tax reform	(14,480,370)	—
Increase in valuation allowance	25,725	52,662
Other	(1,962)	236,054
Income tax expense (benefit)	$(10,632,410)	$2,801,805

The Company has recognized net deferred tax liabilities of  $38,341,728 and $50,111,326 as of July 31, 2018 and October 31, 2017, respectively. The net deferred tax liability is principally comprised of temporary differences related to intangible assets and property and equipment. The decrease in the net deferred tax liability as of July 31, 2018 is primarily related to the reduction of the U.S. corporate income tax rate provided in the Tax Cuts and Jobs Act.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, carryback opportunities, and tax planning strategies in making the assessment. The Company believes it is more likely than not that it will realize the benefits of these deductible differences, net of the valuation allowance provided.

In December 2017, the Tax Cuts and Jobs Act (the “2017 Tax Act”) was enacted. The 2017 Tax Act significantly revised the U.S. corporate income tax regime by, among other things, lowering the U.S. corporate tax rate from 35% to 21% effective January 1, 2018. In accordance with Staff Accounting Bulletin No. 118, which provides SEC staff guidance for the application of ASC Topic 740, the Company recognized the income tax effects of the 2017 Tax Act in its financial statements in the period the 2017 Tax Act was signed into law. As such, the Company’s financial statements for the period ended July 31, 2018 reflect the income tax effects of the 2017 Tax Act for which the accounting is complete and provisional amounts for those specific income tax effects for which the accounting is incomplete but a reasonable estimate could be determined. The Company did not identify items for which the income tax effects of the 2017 Tax Act have not been completed and a reasonable estimate could not be determined as of July 31, 2018.

F-20

Concrete Pumping Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Note 10. Income Taxes – (Continued)

As a result of the 2017 Tax Act, the Company recorded a provisional tax benefit of  $14,653,000 for the period ended July 31, 2018 related to the re-measurement of deferred tax assets and liabilities to reflect the reduction in the U.S. corporate income tax rate from 35 percent to 21 percent.

The Company also recorded a provisional tax expense of  $467,000 for the period ended July 31, 2018 related to the deemed repatriation of earnings from its foreign subsidiaries.

Note 11. Commitments and Contingencies

Incentive compensation plan:   The Company has an Incentive Compensation Plan that has been approved by the Board of Directors. The Plan establishes a cash bonus pool for eligible employees of the Company. The balance available for the cash bonus pool is established by meeting certain performance targets. As of July 31, 2018 and October 31 2017, the Company accrued $2,262,238 and $2,131,945, respectively, of bonuses payable under the Incentive Compensation Plan, which has been included in accrued payroll and payroll expenses in the accompanying consolidated balance sheets.

Self-insurance:   Brundage-Bone’s automobile, general and workmen’s compensation insurance is partially self-insured. As of July 31, 2018 and October 31, 2017, the general liability deductible was $100,000 per claim. Beginning in fiscal years 2010 and 2014, the workmen’s compensation and automobile policies, respectively, were fully-insured. As of July 31, 2018 and October 31, 2017, management has accrued $2,971,947 and $2,418,000, respectively, for claims incurred but not reported and estimated losses reported, which is included in accrued expenses and other current liabilities in the accompanying consolidated balance sheets.

The Company offers employee health benefits via a partially self-insured medical benefit plan. Participant claims exceeding certain limits are covered by a stop-loss insurance policy. The Company contracts with a third party administrator to process claims, remit benefits, etc. The third party administrator requires the Company to maintain a bank account to facilitate the administration of claims. As of July 31, 2018 and October 31, 2017, the account balance was $234,243 and $234,167, respectively, and is included in cash in the accompanying consolidated balance sheets. As of July 31, 2018 and October 31, 2017, management has accrued $834,000 and $737,000, respectively, for health claims incurred but not reported based on historical claims amounts and average lag time, which is included in accrued expenses and other current liabilities in the accompanying consolidated balance sheets.

Litigation:   The Company is currently involved in certain legal proceedings and other disputes with third parties that have arisen in the ordinary course of business. Management has reviewed these issues to determine if reserves are required for losses that are probable to materialize and reasonable to estimate the amount of loss in accordance with ASC 450, Contingencies (ASC 450). Management evaluates such reserves, if any, based upon several criteria, including the merits of each claim, settlement discussions, advice of outside counsel, as well as indemnification of amounts expended by the Company’s insurers or others, if any. Management and corporate counsel believe that the outcomes of the legal actions will not have a material impact and do not believe that any amounts need to be recorded for contingent liabilities in the consolidated balance sheets.

Life insurance:   Brundage-Bone is the owner and beneficiary of term life insurance policies on the lives of its key employees. As of July 31, 2018 and October 31, 2017, the aggregate face value of the policies was $4,000,000 for both periods presented. The policies do not have a cash surrender value.

Letters of credit:   The Revolver provides for up to $5,000,000 of standby letters of credit. As of July 31, 2018 and October 31, 2017, total outstanding letters of credit totaled $1,407,580 and $48,000, respectively, of which $882,999 and $48,000 had been committed to the Company’s general liability insurance provider and the remaining $524,581 and $0 committed to a vendor, respectively.

F-21

Concrete Pumping Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Note 11. Commitments and Contingencies – (Continued)

Operating leases:   The Company leases facilities, equipment and vehicles under non-cancelable operating leases with various expiration dates through August 2023. Monthly lease payments range from $200 to $9,185. Total rental expense, including related parties, for the nine months ended July 31, 2018 and 2017, was $4,638,649 and $3,726,579, respectively, which also includes the Company’s month-to-month leases.

The following is a summary of future minimum lease payments for the fiscal years ending October 31:

Years ending October 31:
2018	$1,135,268
2019	1,873,549
2020	1,192,903
2021	812,755
2022	429,467
Thereafter	2,325,368
$7,769,310

Capital leases:   Brundage-Bone entered into two capital leases for land and buildings in Georgia and South Carolina during fiscal year 2015. The terms of the Georgia and South Carolina leases are 123 and 120 months, respectively, and contain purchase options that may be exercised at any time during the lease. The purchase price payable upon exercise of the purchase options is equal to the fair value of the leased assets less the amount of rent paid to date. The purchase price at the end of the lease is insignificant and, therefore, the leased assets are considered to transfer ownership at the end of the lease.

The land and buildings and related liabilities under the capital leases were recorded at the time of the lease at the lesser of the present value of the future payments due under the leases or the fair value of the leased assets. The amount of land and buildings and capital lease obligation originally recorded under the capital leases was $909,250. The capital lease obligation recorded as of July 31, 2018 and October 31, 2017, was $723,930 and $845,791 respectively. The net book value of the leased assets as of July 31, 2018 and October 31, 2017, was $883,209 and $851,619, respectively.

Camfaud also enters into capital leases for operating equipment. The capital lease obligation recorded as of July 31, 2018 and October 31, 2017, was $50,771 and $135,452, respectively.

Future payments of capital lease obligations, together with the present value of those future payments are as follows:

Fiscal years ending October 31:
2018	$77,414
2019	108,081
2020	110,394
2021	112,776
2022	115,229
Thereafter	291,394
Total minimum lease payments	815,288
Less the amount representing interest	(91,358)
Present value of minimum lease payments	$723,930

F-22

Concrete Pumping Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Note 12. Stockholders’ Equity

Pursuant to the articles of incorporation, the Company was initially authorized to issue 50,000,000 shares of  $0.001 par value common stock and 2,423,711 shares of  $0.001 par value preferred stock. In March 2016, the Company amended the articles of incorporation to reduce the number of shares of common stock the Company is authorized to issue to 15,000,000 shares.

In connection with the Merger, the Company issued 6,576,289 shares of common stock to the Sponsor for $16,300,000. The Company also issued 1,000,000 shares of common stock to one of the lenders as part of obtaining loan financing. The amount recorded of  $2,478,602 was based on an allocation of the loan proceeds based on the relative fair values of the common stock and debt. The amount was recorded as a discount on the debt, which was written off upon the Company’s repayment of the unsecured note during 2017 (see Note 7). The proceeds raised from the equity offering have been reduced by offering costs of $158,715. Also in connection with the Merger, the Company issued 2,423,711 shares of preferred stock to certain former owners of Brundage Bone and Eco-Pan. The preferred stock was recorded at its fair value, which was determined to be $15,182,053 as of the merger date.

Redeemable preferred stock:   The Company’s preferred stock accrues cumulative dividends at 13.5 percent per annum that must be paid before dividends are paid to any other holders of capital stock, but are not payable until declared (Preferred Dividends). Preferred Dividends accrue daily based on the liquidation preference of the underlying shares and compound quarterly. The preferred stock also includes a liquidation preference of  $4.13 per share (Liquidation Preference). Upon liquidation, dissolution or winding up of the Company, before any distributions are made to holders of common stock, holders of preferred stock are entitled to receive an amount equal to the Liquidation Preference plus all accrued but unpaid dividends.

On September 8, 2017, upon settlement of the Senior Notes Exchange (Note 7), the Company declared and paid cumulative unpaid accrued dividends of  $4,840,065 to the preferred stockholders. As of July 31, 2018 and October 31, 2017 the liquidation preference of preferred stock was $10,873,090 and $9,845,139, which includes Preferred Dividends of  $1,350,533 and $322,582, respectively.

On the 66th month anniversary of the original issuance date (February 18, 2020), each holder of preferred stock may redeem their shares of preferred stock to the Company for a price equal to the fair value of the preferred stock on the redemption date. If it is determined that the presence of preferred stock would have a material adverse effect on the success of a qualified public offering, the shares of preferred stock shall be converted into shares of common stock upon the closing of a qualified public offering. However, the preferred shares contain disability conditions that allow for the Company to prevent the payment upon execution of the aforementioned conversion if the Company determines the conversion would place it in an adverse financial position. The carrying value of preferred stock has not been subsequently adjusted to reflect redemption value as the Company does not believe redemption is probable due to the length of time before redemption can occur.

The holders of preferred stock are entitled to vote together with the holders of common stock as a single class on all matters submitted to a vote of the holders of common stock. Each share of preferred stock is entitled to one vote.

The Company applies the accounting standards for distinguishing liabilities from equity when determining the classification and measurement of its preferred stock. Conditionally redeemable preferred shares (including preferred shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity.

F-23

Concrete Pumping Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Note 12. Stockholders’ Equity – (Continued)

The Company has performed an analysis of the redemption features contained within the preferred stock and has determined that embedded features other than the change in control feature identified and evaluated have been determined to be solely within the control of the issuer. ASR 268 requires equity instruments with redemption features that are not solely within the control of the issuer to be classified outside of permanent equity, often referred to as classification in “temporary equity”. The Company has presented such amounts outside of temporary equity commensurate with the aforementioned guidance.

Note 13. Stock-Based Compensation

During 2015, the Parent established the 2015 Equity Incentive Plan (the 2015 Plan). Under the 2015 Plan, the Parent may award stock options, restricted stock or other equity awards to certain employees of Brundage-Bone and Eco-Pan and permits the issuance of up to 1,622,120 shares of the Parent’s common stock. The vesting period and maturity of each option is determined at the date of grant and generally does not exceed ten years. The options may include both time-vesting and performance-based vesting criteria. Generally, time-vesting options vest evenly over five years. The options are subject to forfeiture if certain vesting requirements are not met. As of July 31, 2018, there were 222,736 shares of the Parent’s common stock available for grant under the 2015 Plan. A summary of option activity for the nine months ended July 31, 2018, is as follows:

	Options	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Life	Aggregate Intrinsic Value
Options outstanding, November 1, 2017	1,400,584	$4.86
Granted	—	—
Forfeited	(1,200)	17.50
Options outstanding, July 31, 2018	1,399,384	$4.85	$6.91	$—

The options granted to employees during the year ended October 31, 2017, included both time-vesting and performance-based vesting criteria. Of the 227,280 options granted, 54,000 are subject to time-vesting only. The time-vesting criteria specify that 20 percent of the options will vest on each of the first 5 anniversaries of the grant date, subject to the holder’s continued service through the vesting date. The remaining 173,280 options granted include both time-vesting and performance-based vesting criteria. For these grants, 50 percent of the options are subject to time-vesting and 50 percent are subject to performance-based vesting. The time-vesting criteria specify that 10 percent of the options shall vest on each of the first 5 anniversaries the grant date, subject to the holder’s continued service through the vesting date.

The performance criteria stipulate that up to 10 percent of the options shall vest on each of the first 5 anniversaries of the grant date, based on the Company’s annual EBITDA for the applicable year and provided that the Companies achieve a minimum annual EBITDA amount for that particular year, subject to the holder’s continued service through the vesting date.

Compensation expense subject to the performance-based vesting criteria is recognized over the requisite service period only if the performance criteria are probable of being met. The fiscal year 2017 EBITDA target was not met, thus compensation expense was not recorded for the fiscal year 2017 performance vesting tranche with the exception of two individuals for which the Company waived the performance-based vesting criteria. Compensation expense for time-based vesting options is recognized on a straight-line basis over the requisite service period. Total compensation expense recognized by the Company for the nine months ended, July 31, 2018 and 2017, is $280,632 and $258,896, respectively, which has been included in general and administrative expenses on the accompanying consolidated statements of income. As of July 31, 2018, stock-based compensation not yet recognized in income is $1,188,345, which will be recognized over a weighted-average period of 2.3 years. Included in this amount is $504,505 of expense related to the performance-based awards, which will only be recognized if achievement of the performance targets is determined to be probable.

F-24

Concrete Pumping Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Note 13. Stock-Based Compensation – (Continued)

The following is a summary of options outstanding and exercisable as of July 31, 2018:

Options Outstanding				Options Exercisable
Exercise Price	Number of Options	Weighted- Average Remaining Contractual Life	Weighted- Average Exercise Price	Number of Options	Weighted- Average Exercise Price
$2.48	1,178,304	7	$2.48	609,368	$2.48
17.50	221,080	8	17.50	41,568	17.50
	1,399,384		$4.85	650,936	$3.44

The fair value of share-based payments was estimated using the Black-Scholes option pricing model requiring the use of subjective valuation assumptions. The Black-Scholes valuation model requires several inputs, including the expected stock price volatility. Volatility was determined using observations of historical stock prices for five comparable public companies. The Company’s options have characteristics significantly different from those of traded options, and changes in input assumptions can materially affect the fair value estimates.

Note 14. Earnings Per Share

The following is a calculation of the basic and diluted weighted average number of shares outstanding and earnings per share for the nine months ended July 31, 2018 and 2017, respectively :

	2018	2017
Net Income (Loss) (numerator):
Basic & Diluted:
Net income (loss) attributable to Net income attributable to Concrete Pumping Holdings, Inc. and Subsidiaries	$26,993,321	$(231,001)
Less: Preferred stock - cumulative dividends	(1,050,005)	(1,411,891)
Less: Undistributed earnings allocated to preferred shares	(6,126,508)	-
Net income (loss) available to common shareholders	$19,816,808	$(1,642,892)

Weighted average shares (denominator):
Weighted average shares - basic	7,576,289	7,576,289
Dilutive effect of stock options	934,490	-
Weighted average shares - diluted	8,510,779	7,576,289

Antidilutive stock options	-	790,921

Basic income (loss) per share	$2.62	$(0.22)
Diluted income (loss) per share	$2.33	$(0.22)

Note 15. Employee Benefit Plans

Retirement plans:   The Company offers a 401(k) plan, which covers substantially all employees of Brundage-Bone and Eco-Pan, with the exception of certain union employees. Participating employees may elect to contribute, on a tax-deferred basis, a portion of their compensation, in accordance with Section 401(k) of the Internal Revenue Code. For the nine months ended July 31, 2018 and 2017, the Company’s matching contribution rate for non-collectively bargained employees was 25 percent of the first 4 percent and 50 percent of the first 7 percent of an employee’s gross earnings for Brundage-Bone and Eco-Pan participants, respectively. The Company’s matching contribution may be changed at the discretion of the Board of Directors. Matching contributions vest 20 percent after two years of service and ratably thereafter until they are 100 percent vested after six years of service. During the nine months ended July 31, 2018 and 2017, certain union employees have collectively bargained for a matching contribution of 50 percent to 100 percent of the first 7 percent of base compensation that a participant contributed, and additional amounts may be contributed at the option of the Board of Directors.

During the nine months ended July 31, 2018 and 2017, certain other union employees have collectively bargained for a defined contribution of  $4.50 and $4.25 per hour worked, respectively. Retirement plan contributions for the nine months ended July 31, 2018 and 2017, were $402,180 and $307,021, respectively.

Camfaud operates a Small Self-Administered Scheme (SSAS), which is the equivalent of a U.S. defined contribution pension plan. The assets of the plan are held separately from those of Camfaud in an independently administered fund. Contributions by Camfaud to the SSAS amounted to $196,937 and $123,585 for the nine months ended July 31, 2018 and 2017, respectively.

Multiemployer plans:   Brundage-Bone contributes to a number of multiemployer defined benefit pension plans under the terms of collective-bargaining agreements (CBAs) that cover its union-represented employees. The risks of participating in these multiemployer plans are different from single-employer plans in the following aspects: (a) Assets contributed to the multiemployer plan by one employer may be used to provide benefits to employees of other participating employers; (b) If a participating employer stops contributing to the plan, the unfunded obligations of the plan may be borne by the remaining participating employers; and (c) If Brundage-Bone chooses to stop participating in some of its multiemployer plans, Brundage may be required to pay those plans an amount based on the underfunded status of the plan, referred to as a withdrawal liability. Brundage has no intention of stopping its participation in any multiemployer plan.

F-25

Concrete Pumping Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Note 15. Employee Benefit Plans – (Continued)

The following is a summary of the contributions to each multiemployer pension plan for nine months ended July 31, 2018 and 2017:

	2018	2017
California	$347,759	$410,219
Oregon	166,165	151,396
Washington	155,906	94,951
Total contributions	$669,830	$656,566

No plan was determined to be individually significant. There have been no significant changes that affect the comparability of the contributions. The Company reviews the funded status of each multiemployer defined benefit pension plans at each reporting period so as to monitor the certified zone status for each of the multiemployer defined benefit pension plans. The zone status for the multiemployer defined benefit pension plans for Oregon and Washington was Green (greater than 80% funded) and Yellow (less than 80% funded but greater than 65% funded) for the California multiemployer defined benefit pension plans. The funding status for the Oregon and Washington multiemployer defined benefit pension plans is at January 1, 2017 and January 1, 2016 for the California multiemployer defined benefit pension plans.

Government regulations impose certain requirements relative to multiemployer plans. In the event of plan termination or employer withdrawal, an employer may be liable for a portion of the plan’s unfunded vested benefits. Brundage Bone has not received information from the plans’ administrators to determine its share of unfunded vested benefits. Brundage Bone does not anticipate withdrawal from the plans, nor is Brundage Bone aware of any expected plan terminations.

The Company believes that the “construction industry” multiemployer plan exception may apply if the Company did withdraw from any of its current multiemployer plans. The “construction industry” exception generally delays the imposition of withdrawal liability in connection with an employer’s withdrawal from a “construction industry” multiemployer plan unless and until that employer resumes covered operations in the relevant geographic region without a corresponding resumption of contributions to the multiemployer plan. The Company has no intention of withdrawing, in either a complete or partial withdrawal, from any of the multiemployer plans to which the Company currently contributes; however, it has been assessed a withdrawal liability in the past.

Note 16. Segment Reporting

The Company conducts the business through the following reportable segments based on geography and the nature of services sold: U.S Concrete pumping — Brundage-Bone, U.K. Concrete Pumping — Camfaud, Concrete Waste Management Services — Eco-Pan. The classifications are defined as follows:

•	U.S. Concrete Pumping — Brundage-Bone (Brundage-Bone) — consists of concrete pumping services sold to customers in the U.S.

•	U.K. Concrete Pumping — Camfaud (Camfaud) — consists of concrete pumping services sold to customers in the U.K, which represents out foreign operations.

F-26

Concrete Pumping Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Note 16. Segment Reporting – (Continued)

•	Concrete Waste Management Services — Eco-Pan (Eco-Pan) — consists of pans and containers rented to customers in the U.S and the disposal of the concrete waste material services sold to customers in the U.S.

The accounting policies of the reportable segments are the same as those described in Note 1. The Chief Operating Decision Maker (CODM) evaluates the performance of its segments based on revenue, and measure segment performance based upon EBITDA (earnings before interest, taxes, depreciation and amortization).

Non-allocated interest expense and various other administrative costs are reflected in Corporate. Corporate assets include cash and cash equivalents, prepaid expenses and other current assets, property and equipment.

The following provides operating information about the Company’s reportable segments for the nine months ended July 31, 2018 and 2017:

	2018	2017
Revenue
Brundage-Bone	$118,423,775	$109,815,128
Camfaud	36,705,092	24,975,218
Eco-Pan	20,725,289	16,851,310
	$175,854,156	$151,641,656
EBITDA
Brundage-Bone	$28,737,164	$25,118,654
Camfaud	11,008,175	7,305,546
Eco-Pan	9,210,293	6,993,181
Corporate	1,770,475	855,669
	$50,726,107	$40,273,050
Interest income (expense)
Brundage-Bone	$(12,527,158)	$(14,405,213)
Camfaud	(3,158,595)	(2,642,034)
Eco-Pan	(530)	1,506
Corporate	(3,544)	—
	$(15,689,827)	$(17,045,741)
Depreciation and amortization
Brundage-Bone	$10,903,777	$14,599,443
Camfaud	6,041,861	4,161,064
Eco-Pan	1,544,487	1,728,217
Corporate	185,244	167,781
	$18,675,369	$20,656,505

F-27

Concrete Pumping Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Note 16. Segment Reporting – (Continued)

	2018	2017
Income tax (benefit) expense
Brundage-Bone	$(11,426,307)	$1,542,477
Camfaud	532,388	123,690
Eco-Pan	308,155	1,785,973
Corporate	(46,646)	(650,335)
	$(10,632,410)	$2,801,805
Transaction costs
Brundage-Bone	$2,520,013	$3,977,589
	$2,520,013	$3,977,589
Net income (loss)
Brundage-Bone	$16,732,536	$(5,428,479)
Camfaud	1,275,331	378,758
Eco-Pan	7,357,120	3,480,497
Corporate	1,628,334	1,338,223
	$26,993,321	$(231,001)

The following provides a reconciliation from the Company’s measure of segment performance, EBITDA, to Income before Taxes for the nine months ended July 31, 2018 and 2017:

	2018	2017
EBITDA to Income Before Taxes Reconciliation
EBITDA	$50,726,107	$40,273,050
Interest expense	(15,689,827)	(17,045,741)
Depreciation and amortization	18,675,369	(20,656,505)
Income before taxes	$16,360,911	$2,570,804

Total assets by segment for the as of July 31, 2018 and October 31, 2017 are as follows:

	2018	2017
Total assets
Brundage-Bone	$275,040,245	$244,553,325
Camfaud	41,353,070	44,866,267
Eco-Pan	31,352,750	28,961,354
Corporate	20,062,412	20,465,681
	$367,808,477	$338,846,627

F-28

Concrete Pumping Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Note 16. Segment Reporting – (Continued)

The U.S. and U.K. were the only regions that accounted for more than 10% of the Company’s revenues at July 31, 2018 and 2017, respectively. There was no single customer that accounted for more than 10% of revenues at July 31, 2017 and 2018, respectively. Revenues for the nine months ended July 31, 2018 and 2017 and long lived assets as of July 31, 2018 and October 31, 2017:

	2018	2017
Revenues
U.S.	$139,149,066	$126,666,438
U.K.	36,705,090	24,975,218
	$175,854,156	$151,641,656
Long Lived Assets
U.S.	$162,388,523	$135,327,182
U.K.	35,516,428	40,214,953
	$197,904,951	$175,542,135

Note 17. Related Party Transaction

The Company entered into a Management Services Agreement with PGP Advisors, LLC (PGP), an affiliate of the Sponsor, on August 18, 2014, to provide advisory, consulting and other professional services. The annual fee for these services is $1,250,000, which is payable quarterly. In September of 2017, the annual service fee was increased to $4,000,000 for the next two years and $2,000,000 annually thereafter. For the nine months ended July 31, 2018 and 2017, the Company incurred $3,342,905 and $964,226, respectively, related to this agreement and other agreed upon expenses, which is included in general and administrative expenses on the accompanying consolidated statements of income.

Please see Note 7 for discussion of unsecured senior notes which the Company repaid in connection with the Senior Note Exchange on September 8, 2017.

In connection with the acquisitions of the O’Brien Companies and Camfaud (Note 3), the Company paid $525,000 and $1,500,000, respectively in transaction costs to PGP which are included in transaction costs on the accompanying consolidated statements of income for the nine months ended July 31, 2018 and 2017.

F-29